EXHIBIT 10

(untitled)

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

$4,000,000	Original Issue Date: June 17, 2025

Empire Petroleum Corporation
PROMISSORY NOTE DUE JUNE 17, 2027

THIS NOTE of Empire Petroleum Corporation, a Delaware corporation (the “Company”), dated June 17, 2025 (the “Original Issue Date”), is designated as Promissory Note due June 17, 2027, in the original aggregate principal amount of Four Million Dollars ($4,000,000) (this “Note”).

FOR VALUE RECEIVED, the Company promises to pay to the order of Phil E. Mulacek, or his registered assigns (the “Investor”), the principal sum of Four Million Dollars ($4,000,000) (or such lesser amount as may be advanced hereunder), plus any and all accrued but unpaid interest thereon, in cash on June 17, 2027 (subject to Section 7 and Section 8, the “Maturity Date”). This Note is subject to the following additional provisions:

1.  Advances. As of the Original Issue Date, the Investor has advanced to the Company an amount equal to Two Million Dollars ($2,000,000) under this Note (the “Original Issue Date Advance”). At any time during the period beginning forty five (45) days after the Original Issue Date and ending ninety (90) days after the Original Issue Date, but so long as no Event of Default has occurred or is continuing, the Company may request in writing that the Investor advance up to an additional Two Million Dollars ($2,000,000) under this Note and, within five (5) Business Days receipt of notice from the Company, the Investor shall either (a) advance the funds requested (any such additional advance, an “Additional Advance”) or (b) decline to make such additional advance. A failure to send the funds (absent a written agreement to advance such funds) shall constitute a denial of Company’s request.

2.  Interest. The outstanding principal amount of this Note shall accrue interest at the rate of five and one-half percent (5.5%) per annum until the Maturity Date. After the Maturity Date and upon the occurrence and during the continuation of any Event of Default, any principal balance of the Note remaining unpaid shall bear interest at the rate of nine percent (9%) per annum. Accrued interest shall be calculated on the basis of a three hundred sixty (360) day year for the actual number of days elapsed and shall accrue daily commencing on the Original Issue Date and be compounded monthly on the first (1st) day of each calendar month.

3.  Certain Defined Terms.

(a)         “Business Day” means any day other than a Saturday, a Sunday, or any day on which the Federal Reserve Bank of New York is closed.

(b)         “Event of Default” means (a) any failure of the Company to make any payment of interest or principal hereunder in cash within two (2) Business Days of the date when due or (b) any other material breach of the terms hereof by the Company which failure remains uncured within five (5) Business Days of notice by the Investor to the Company.

4.  Registration of the Note. The Company shall register this Note upon records maintained by the Company for that purpose (the “Note Register”) in the name of the Investor. The Company may deem and treat the registered Investor of this Note as the absolute owner hereof for the purpose of any payment of principal hereof or interest hereon and for all other purposes, absent actual notice to the contrary from such record Investor.

5.  Registration of Transfers and Exchanges. The Company shall register the transfer of any portion of this Note in the Note Register upon surrender of this Note to the Company at its address for notice set forth herein. Upon any such registration or transfer, a new Note, in substantially the form of this Note (any such new note, a “New Note”), evidencing the portion of this Note so transferred shall be issued to the transferee and a New Note evidencing the remaining portion of this Note not so transferred, if any, shall be issued to the transferring Investor. The acceptance of the New Note by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Note. No service charge or other fee will be imposed in connection with any such registration of transfer or exchange. The Company agrees that its prior consent is not required for the transfer of any portion of this Note.

6.  Prepayment. The outstanding principal amount of this Note may be prepaid at any time or from time to time, in each case together with all accrued and unpaid interest on the amount prepaid through the date of prepayment.

7.  Event of Default; Acceleration. Upon the occurrence of an Event of Default, the Maturity Date shall be deemed also to have occurred and the outstanding principal amount of this Note and all accrued and unpaid interest thereon shall immediately be due and payable to the Investor. The Company waives presentment, demand, notice of dishonor, protest, and notice of nonpayment and protest of this Note.

8.  Repayment After Equity Offerings. In the event that after the Original Issue Date, the Company closes a sale of its equity (an “Equity Raise”), the Company shall promptly, but in no event later than five (5) Business Days after receipt of the proceeds from such Equity Raise, repay the lesser of (a) the Original Issue Date Advance (including any interest or fees thereon) or (b) the amount of the Equity Raise to the Investor (an “Equity Raise Repayment”). In the event the Company receives proceeds from the sale of any of its equity after an Equity Raise Repayment and an Additional Advance, the Company shall use the proceeds received therefrom to promptly repay such Additional Advance, and all accrued and unpaid interest thereon, to the Investor. The amounts due and owing under this Note shall be fully repaid in advance of any repayment (whether in cash, conversion of equity, or other consideration) of any outstanding note or other indebtedness of the Company, other than (i) the payment by the Company or its subsidiaries of outstanding accounts payable existing as of the Original Issue Date, and/or (ii) the payment of indebtedness under that certain Revolver Loan Agreement, dated as of December 29, 2023, by and between Empire North Dakota LLC and Empire ND Acquisition LLC, as borrowers, and Equity Bank, as lender, as amended.

9.  Notices. Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via e-mail specified in this Section prior to 6:30 p.m. (New York City time) on Business Day, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via e-mail specified in this Section on a day that is not a Business Day or later than 6:30 p.m. (New York City time) on any Business Day, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, Empire Petroleum Corporation, 2200 S. Utica Place, Suite 150, Tulsa Oklahoma 74114, Attention: Chief Executive Officer and President, E-mail: mike@empirepetrocorp.com; and (ii) if to the Investor, to the address or e-mail appearing on the shareholder records of the Company or such other address or e-mail as the Investor may provide to the Company in accordance with this Section.

10.  Miscellaneous.

(a)        This Note shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. The Company may not assign any of its rights or obligations hereunder to any other person without the prior written consent of the Investor, which may be given or withheld in its sole discretion.

(b)        Nothing in this Note shall be construed to give to any person or corporation other than the Company and the Investor any legal or equitable right, remedy, or cause under this Note.

(c)        All questions concerning the construction, validity, enforcement, and interpretation of this Note shall be governed by and construed and enforced in accordance with the laws of the State of Delaware. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened (“Proceeding”). The prevailing party in a Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation, and prosecution of such Proceeding.

(d)        The headings herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(e)        In case any one or more of the provisions of this Note shall be deemed by a court of competent jurisdiction to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Note shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Note.

(f)         No provision of this Note may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investor or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(g)        To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take, the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or Proceeding that may be brought by any Investor in order to enforce any right or remedy under this Note. Notwithstanding any provision to the contrary contained in this Note, it is expressly agreed and provided that the total liability of the Company under this Note for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under this Note exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to this Note is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate of interest applicable to this Note from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Investor with respect to indebtedness evidenced by this Note, such excess shall be applied by such Investor to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Investor’s election.

[Signature on Next Page]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

Empire Petroleum Corporation

By:   /s/ Michael Morrisett

Name: Michael Morrisett

Title: President and CEO